Exhibit 99.2

Walgreens Boots Alliance Authorizes $10 Billion Share Repurchase Program

and Increases Quarterly Dividend

DEERFIELD, Ill., 28 June 2018 – Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today announced that its board of directors has authorized a share repurchase program for up to $10 billion of the company’s shares. The program has no specified expiration date.

The company also announced that its board of directors declared a quarterly dividend of 44 cents per share, an increase of 10 percent. The increased dividend is payable 12 September 2018 to stockholders of record as of 20 August 2018, and raises the annual rate from $1.60 per share to $1.76 per share. This marks the 43rd consecutive year that Walgreens Boots Alliance and its predecessor company, Walgreen Co., have raised the dividend.

Executive Vice President and Global Chief Financial Officer James Kehoe said, “Our new $10 billion share repurchase program demonstrates our commitment to return cash to stockholders in the form of dividends and share repurchases over the long term.”

Cautionary Note Regarding Forward-Looking Statements: All statements in this release that are not historical including, without limitation, those regarding the timing and amount of future dividends and share repurchases, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated, including, but not limited to, those relating to our ability to realize synergies and achieve financial, tax and operating results in the amounts and at the times anticipated, our ability to realize expected savings and benefits from cost-savings initiatives, restructuring activities and acquisitions and joint ventures in the amounts and at the times anticipated, changes in management’s plans and assumptions, changes in economic and business conditions generally or in particular markets in which we participate, changes in financial markets, credit ratings and interest rates, the risk of unexpected costs, liabilities or delays, changes in vendor, customer and payer relationships and terms, including changes in network participation and reimbursement terms and the associated impacts on volume and operating results, risks related to competition, risks associated with new business areas and activities, risks associated with acquisitions, divestitures, joint ventures and strategic investments, including those relating to the acquisition of certain assets pursuant to our amended and restated asset purchase agreement with Rite Aid, the risks associated with the integration of complex businesses, outcomes of legal and regulatory matters, and risks associated with changes in laws, including those related to the December 2017 U.S. tax law changes, regulations or interpretations thereof. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended 31 August 2017 and our Quarterly Report on Form 10-Q for the fiscal quarter ended 30 November 2017, each of which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to

Walgreens Boots Alliance, Inc.  |  walgreensbootsalliance.com

the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

ENDS

Notes to Editors:

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise. The company’s heritage of trusted health care services through community pharmacy care and pharmaceutical wholesaling dates back more than 100 years.

Walgreens Boots Alliance is the largest retail pharmacy, health and daily living destination across the U.S. and Europe. Walgreens Boots Alliance and the companies in which it has equity method investments together have a presence in more than 25* countries and employ more than 385,000* people. The company is a global leader in pharmacy-led, health and wellbeing retail and, together with the companies in which it has equity method investments, has more than 13,200* stores in 11* countries as well as one of the largest global pharmaceutical wholesale and distribution networks, with more than 390* distribution centers delivering to more than 230,000** pharmacies, doctors, health centers and hospitals each year in more than 20* countries. In addition, Walgreens Boots Alliance is one of the world’s largest purchasers of prescription drugs and many other health and wellbeing products.

The company’s portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No7, Soap & Glory, Liz Earle, Sleek MakeUP and Botanics.

More company information is available at www.walgreensbootsalliance.com.

*	As of 31 August 2017, using publicly available information for AmerisourceBergen.
**	For 12 months ending 31 August 2017, using publicly available information for AmerisourceBergen

(WBA-DIV)

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